As filed with the Securities and Exchange Commission on August 2, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NAPSTER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0551214
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9044 Melrose Avenue

Los Angeles, California 90069

(310) 281-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Wm. Christopher Gorog

Chief Executive Officer and Chairman

9044 Melrose Avenue

Los Angeles, California 90069

(310) 281-5000

Copy to:

Karen K. Dreyfus, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

(650) 473-2600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)		Amount Of Registration Fee(2)
Common Stock, par value $0.001 per share(3)	—		—
Preferred Stock, par value $0.001 per shares(4)	—		—
Depositary Shares(4)	—		—
Debt Securities(5)	—		—
Warrants(6)	—		—
Total	$200,000,000.00	(7)	$23,540.00

(1)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(2)	Calculated pursuant to Rule 457(o) of the Securities Act. Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D to Form S-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(3)	Subject to note 7 below, an indeterminate number of shares of common stock of the registrant, as may be sold from time to time, are being registered hereunder by the registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable upon conversion or exchange of any preferred stock, warrants or debt securities issued under this registration statement. This registration statement also relates to rights to purchase 1/1000th share of Series A Participating Preferred Stock, which are attached to all shares of the registrant’s common stock pursuant to the registrant’s Preferred Stock Rights Agreement dated as of May 18, 2001. Until the occurrence of events described in the Rights Agreement, the rights are not exercisable, are evidenced by the common stock certificates and are transferable with and only with such common stock.
(4)	Subject to note 7 below, an indeterminate number of shares of preferred stock of the registrant and depositary shares representing a fractional interest in a share of preferred stock, as may be sold from time to time, are being registered hereunder by the registrant. In the event the registrant elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons acquiring such fractional interests and the shares of preferred stock will be issued to a depositary under a deposit agreement. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of preferred stock as may be issuable upon conversion or exchange of any warrants or debt securities issued under this registration statement.
(5)	Subject to note 7 below, an indeterminate principal amount of debt securities, as may be sold from time to time, are being registered hereunder by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrant not to exceed $200,000,000, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Pursuant to Rule 457(i) under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of debt securities as may be issuable upon conversion or exchange of any warrants issued under this registration statement.
(6)	Subject to note 7 below, an indeterminate number of warrants representing rights to purchase common stock, preferred stock or debt securities of one or more series are being registered hereunder by the registrant.
(7)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $200,000,000, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 2, 2005

PRELIMINARY PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

We may offer and sell an indeterminate number of shares of our common stock and preferred stock, depositary shares, debt securities and warrants from time to time under this prospectus.

We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is quoted on the Nasdaq National Market under the symbol “NAPS.” On July 27, 2005, the last reported sale price of our common stock was $4.93 per share.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our common stock involves risks. See “ Risk Factors” beginning on page 5.

We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August     , 2005.

You should rely only on the information contained in or incorporated by reference into this document. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. This document is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this document is accurate on the date of this document and may become obsolete later. Neither the delivery of this document, nor any sale made under this document will, under any circumstances, imply that the information in this document is correct as of any date after the date of this prospectus.

The name “Napster”, our tagline, Napster Light, Napster To Go and our logo are trademarks of Napster, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks and tradenames appearing in this prospectus are the property of their respective holders.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf registration process, we may sell our common stock, preferred stock, depositary shares, debt securities or warrants in one or more offerings up to an aggregate dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus and the prospectus supplements, includes the material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described herein under “Where You Can Find Additional Information” before buying securities in this offering.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

As used in this prospectus, “Napster,” “company,” “we,” “our,” and “us” refer to Napster, Inc., except where the context otherwise requires or as otherwise indicated.

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SUMMARY

This summary contains basic information about us and this prospectus and the information incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus and the other documents which are incorporated by reference in this prospectus carefully, including the section titled “Risk Factors” and our financial statements and the notes thereto, before making an investment in our securities.

Our Business

Napster, among the most recognized brands in digital music, is a leading provider of online music for the consumer market. Our subscription services and our “a la carte” single track download service enable fans to sample one of the world’s largest and most diverse online music catalogues and to experience a feature rich service, utilizing a secure and legal platform. Napster users have access to songs from all major labels and hundreds of independent labels and have many ways to discover, share and acquire new music and old favorites. Napster subscribers also enjoy community features, such as the ability to email songs to friends and browse other members’ collections. For consumers who want to purchase songs and albums a la carte, rather than through a subscription, we also offer Napster Light, a “lighter” version of our Napster service that does not include the ability to stream or download unlimited tracks or enjoy other premium community features. Napster is currently available in the United States, Canada and the U.K. and is headquartered in Los Angeles with offices in London, New York, San Diego and San Jose.

Until December 17, 2004, Napster was known as “Roxio, Inc.” and we operated our business in two divisions, the consumer software division (“CSD”) and the online music distribution division, also known as the Napster division.

On December 17, 2004, we completed the sale of substantially all of the assets and liabilities of CSD to Sonic Solutions, a California corporation (“Sonic”), including all of the capital stock of certain international subsidiaries. Sonic paid a total of $72.3 million in cash and 653,837 shares of Sonic common stock, valued at approximately $13.6 million as of the closing date. We intend to retain the proceeds and use them for general working capital purposes and to operate and expand our Napster business.

Since the sale of our consumer software division, we have focused exclusively on our online music distribution business under the Napster brand and, since January 3, 2005, have been traded on the Nasdaq Stock Market under the symbol “NAPS.”

Napster was incorporated in Delaware in August 2000. We maintain executive offices and principal facilities at 9044 Melrose Avenue, Los Angeles, California 90069. Our telephone number is (310) 281-5000. We maintain a web site at www.napster.com. Information on our web site does not constitute a part of this prospectus or any prospectus supplements. Investors can obtain copies of our SEC filings from this site free of charge, as well as from the SEC web site at www.sec.gov.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, depositary shares, various series of debt securities and warrants to purchase any of such securities and any combination of such securities with a total value of up to $200,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities directly to or through underwriters, dealers or agents or directly to purchasers. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters, dealers or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our Board of Directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our Board of Directors has designated 100,000 of the 10,000,000 authorized shares of preferred stock as Series A Participating Preferred Stock, which series is described in greater detail in this prospectus under “Description of Capital Stock—Preferred Stock Purchase Rights.”

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Depositary Shares

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part. We urge you to read the prospectus supplements related to any depositary shares being sold, as well as the complete deposit agreement and depositary receipt.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part.

Warrants

We may issue warrants for the purchase of shares of our common stock, our preferred stock, our depositary shares and/or our debt securities in one or more series, from time to time. We may issue warrants independently or together with our common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to, or separate from, those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part.

Financial Ratios

The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings. Earnings are defined as pretax income from continuing operations adjusted by adding fixed charges. Fixed charges means the total of interest expense and the estimated interest component of rental expense on operating leases.

The following table sets forth the ratio of earnings to fixed charges and deficiency of earnings to fixed charges in each of the periods indicated:

	Fiscal year end

	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	n/a	n/a	n/a	n/a	n/a
Earnings were insufficient to cover fixed charges by	($66,980)	($50,931)	($18,343)	($15,919)	($15,392)

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and in any prospectus supplements and the other information in this prospectus and any prospectus supplements. If any of these risks occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the price of our common stock could decline, and you could lose all or part of your investment.

Risks Relating to the Sale of Our Consumer Software Products Business

Selling our consumer software products business constituted a sale of a significant portion of our historical operating assets and a change in our business focus.

On December 17, 2004, we completed the sale of our consumer software division to Sonic Solutions and have subsequently focused exclusively on our online music distribution business, under the Napster brand. From May 19, 2003 to December 2004, our consumer software products business accounted for substantially all of our revenues, and prior to that, our consumer software products business accounted for all of our revenues. As a result of the sale of our consumer software products business, all of our revenues are now generated by our online music distribution business. We have limited experience in the highly competitive online music distribution business and cannot assure you that we will be successful in operating and growing such business. If we are not successful in operating and growing our online music distribution business, our business, results of operations and financial condition will be adversely affected.

The asset purchase agreement with Sonic Solutions exposes us to contingent liabilities.

Under the asset purchase agreement with Sonic Solutions, we have retained various liabilities relating to the consumer software products business and have agreed to indemnify Sonic Solutions under certain circumstances, if we have breached our representations and warranties contained in the asset purchase agreement and for other matters, including all liabilities retained by us under that agreement. For example, an indemnification claim by Sonic Solutions might result if we breach or default on any of our representations about the assets comprising our consumer software products business. Under the terms of the asset purchase agreement, if claims are made by Sonic Solutions, we may be required to expend significant cash resources in defense and settlement of such claims, which may adversely affect our business, results of operations and financial condition.

Management could spend or invest the proceeds from the sale of our consumer software products business in ways with which our stockholders may not agree.

Our management could spend or invest the proceeds from the sale of our consumer software products business in ways with which our stockholders may not agree. We currently intend to invest the proceeds from the sale of our consumer software products business into our online music distribution business. The investment of these proceeds may not yield a favorable return. Furthermore, because our online music distribution business is evolving, in the future we may discover new opportunities that are more attractive. As a result, we may commit resources to these alternative market opportunities. If we change our business focus, we may face risks that are different from the risks currently associated with our online music distribution business.

Risks Relating to Our Business in General

Our online music services initiatives have a limited operating history and a history of losses and may not be successful.

On May 19, 2003 we acquired substantially all of the ownership interests of Napster, LLC (f/k/a Pressplay). We used the Pressplay-branded service as a technology platform to roll-out our online music services division in October 2003. The business models, technologies and market for online music services are new and unproven. Prior to our acquisition of Napster, LLC, consumer adoption and usage of the Pressplay-branded service had not been significant. On December 17, 2004, we completed the sale of our consumer software division to Sonic

Solutions and have subsequently focused our business exclusively on our online music distribution business, under the Napster brand. You should consider the online music distribution business and prospects in light of the risks, expenses and difficulties encountered by companies in their early stage of development.

Our Napster business has experienced significant net losses since its inception and, given the significant operating and capital expenditures associated with our business plan, we expect to incur net losses for at least the next twelve months and likely continue to experience net losses thereafter. No assurance can be made that our Napster business will ever contribute net income to our statement of operations. During the period April 1, 2003, just prior to our acquisition of Pressplay in May 2003, through March 31, 2005 we incurred approximately $97.8 million of after tax losses from continuing operations.

The success of our Napster service depends upon our ability to add new subscribers and reduce churn.

We cannot assure you that we will be able to attract new subscribers to the Napster service or that existing subscribers will continue to subscribe. Existing subscribers may cancel their subscriptions to the Napster service for many reasons, including a perception that they do not use the services enough to justify the expense or that the service does not provide enough value or availability of content relative to our competition. The early stages of subscription services such as ours are characterized by higher than normal churn rates and customer acquisition cost. If we are unable to reduce these two factors we may be unable to achieve a profitable business model and our business will be harmed. In addition, there is significant seasonality in our subscriber numbers due to our university program and to seasonal softness in customer acquisition during the summer months. Students who subscribe to the Napster service generally only do so during the school year when the school is paying for their subscriptions and most of the students do not maintain such subscriptions during the summer in between school terms. If we do not continue to increase the total number of subscribers each quarter, our operating results will be adversely impacted.

Our online music distribution business has lower margins than our former consumer software products business.

Costs of our online music distribution business as a percentage of the revenue generated by that business are higher than those of our former consumer software products business. The cost of third party content, in particular, is a substantial portion of revenues we receive from subscribers and end users and is unlikely to decrease significantly over time as a percentage of revenue. We expect this trend will continue to negatively impact our overall gross margins as our online music distribution business is our primary source of revenue, and this may affect our ability to regain profitability.

We rely on the value of the Napster brand, and our revenues could suffer if we are not able to maintain its high level of recognition in the digital music sector.

We believe that maintaining and expanding the Napster brand is an important aspect of our efforts to attract and expand our user and advertiser base. We have embarked on a broad branding program to ensure that our position in the digital music sector continues to be strongly associated with the Napster name. Promotion and enhancement of the Napster brand will depend in part on our ability to provide consistently high-quality products and services. If we are not able to successfully maintain or enhance consumer awareness of the Napster brand or, even if we are successful in our branding efforts, if we are unable to maintain or enhance customer awareness of the Napster brand in a cost effective manner, our business, operating results and financial condition would be harmed.

We face significant competition from traditional retail music distributors, from emerging paid online music services delivered electronically such as ours, and from “free” peer-to-peer services.

Our Napster service faces significant competition from traditional retail music distributors such as Tower Records as well as online retailers such as Amazon.com. These retailers may include regional and national mall-based music chains, international chains, deep-discount retailers, mass merchandisers, consumer electronics outlets, mail order, record clubs, independent operators and online physical retail music distributors, some of which have greater financial and other resources than we do. To the extent that consumers choose to purchase media in non-electronic formats, it may reduce our sales, reduce our gross margins, increase our operating expenses and decrease our profit margins in specific markets.

Our online music services competitors include Apple Computer’s iTunes Music Store, Yahoo! Unlimited, Listen.com, the provider of the Rhapsody service and a subsidiary of RealNetworks, Inc., Sony Connect, Walmart.com, FYE, Microsoft’s MSN Music service and online music services powered by MusicNet such as AOL Music and Virgin. Internationally we currently compete with OD2 and Puretracks as well as with a number of the other competitors described above.

Our online music services also face significant competition from “free” peer-to-peer services, such as KaZaA, Morpheus, Grokster and a variety of similar services that allow computer users to connect with each other and to copy many types of program files, including music and other media, from one another’s hard drives, all without securing licenses from content providers. While the US Supreme Court has recently found that Grokster may violate copyright laws, the court did not establish that such services are necessarily liable for copyright infringement, opting instead for a fact-based analysis of the services’ efforts to promote copyright infringement. Additionally, enforcement efforts against those in violation have not effectively shut down these services, and there can be no assurance that these services will ever be shut down. The ongoing presence of these “free” services substantially impairs the marketability of legitimate services, regardless of the ultimate resolution of their legal status.

Many of our competitors have significantly more resources than we do, and some of our competitors may be able to leverage their experience in providing online music distribution services or similar services to their customers in other businesses. We or our competitors may be able to secure limited exclusive rights to content from time to time. If our competitors secure significant exclusive content, it could harm the ability of our online music services to compete effectively in the marketplace.

In particular, some of these competitors offer other goods and services and may be willing and able to offer music services at a lower price than we can in order to promote the sale of these goods and services. Yahoo!, for example, recently announced that it will offer a competing service at a significant discount to our current prices. If we lower our prices, our gross margins and operating results will be adversely affected. If we do not lower our prices, we may be unable to compete with discount services. This could harm the ability of our online music services to compete effectively in the marketplace.

Online music distribution services in general are new and rapidly evolving and may not prove to be a profitable or even viable business model.

Online music distribution services are a relatively new business model for delivering digital media over the Internet. It is too early to predict whether consumers will accept, in significant numbers, online music services and accordingly whether the services will be financially viable. If online music distribution services do not prove to be popular with consumers, or if these services cannot sustain any such popularity, our business and prospects would be harmed.

We rely on content provided by third parties, which may not be available to us on commercially reasonable terms or at all.

We rely on third-party content providers, including music publishers and music labels, to offer music online content that can be delivered to users of our service. Rights to provide this content to our customers, particularly publishing rights, are difficult to obtain and require significant time and expense. In some cases, we pay substantial fees to obtain this third party content. In order to provide a compelling service, we must be able to continue to license a wide variety of music content to our customers with attractive usage rights such as CD recording, output to MP3 Players, portable subscription rights and other rights. In addition, if we do not have sufficient breadth and depth of the titles necessary to satisfy increased demand arising from growth in our subscriber base, our subscriber satisfaction will be affected adversely. We cannot guarantee that we will be able to secure licenses to music content or that such licenses will be available on commercially reasonable terms. Recently, we have begun to offer the Napster service outside of the United States. The expansion of the service abroad requires that additional publishing and sound recording licenses be obtained for music currently offered in the United States as well as for music that is available only in foreign markets. We cannot assure you that we will be able to obtain such licenses on favorable terms or at all. Failure to obtain these licenses will harm our business in existing and potential foreign markets and our revenues.

Under copyright law, we may be required to pay licensing fees for compositions embodied in digital sound recordings we deliver in our Napster service. Copyright law generally does not specify the rate and terms of the licenses, which are determined by voluntary negotiations among the parties or, for certain compulsory licenses where voluntary negotiations are unsuccessful, by arbitration proceedings known as CARP proceedings which are subject to approval by the United States Copyright Office. Past CARP proceedings have resulted in proposed rates for statutory web casting that were significantly in excess of rates requested by web casters. We cannot predict the outcome of any negotiations or CARP proceedings and may elect instead to attempt to directly license music content for our subscription and/or non-subscription services, either alone or in concert with other affected companies. Such licenses may only apply to music performed in the United States, and the availability of corresponding licenses for international performances is unclear. Therefore, our ability to find rights holders and negotiate appropriate licenses is uncertain. There are other negotiations and CARP proceedings in process which will set rates for subscription music services and services that deliver digital downloads of music, and the outcome of these negotiations and CARP proceedings will also likely affect our business in ways that we cannot predict. Voluntarily negotiated rates for mechanical licenses with respect to streaming and conditional digital downloads with the Harry Fox Agency and National Music Publishers Association have not been agreed to, and we are currently operating under a standstill agreement until such rates are negotiated. No agreement has been reached with performing rights societies such as ASCAP or BMI regarding whether digital downloads constitute public performances of copyrighted works that would trigger payment of public performance royalties. Depending on the rates and terms adopted for these voluntary and/or statutory licenses, our business could be harmed by increasing our own cost of doing business, as well as by increasing the cost of doing business for our customers. We anticipate future CARP proceedings relating to music subscription delivery services, which may also adversely affect the online distribution of music.

Our success depends on our music service’s interoperability with our customer’s music playback hardware.

In order for our Napster service to be successful we must design our service to interoperate effectively with a variety of hardware products, including home stereos, car stereos, portable MP3 players, and PCs. We depend on significant cooperation with manufacturers of these products and with software manufacturers that create the operating systems for such hardware devices to achieve our design objectives and to offer a service that is attractive to our customers. Currently, there are a limited number of devices that offer the portable subscription functionality that is required to carry our services. Our software is not compatible with the iPod music player, the current equipment market leader. If we cannot successfully design our service to interoperate with the music playback devices that our customers own, our business will be harmed.

We must provide digital rights management solutions that are acceptable to both content providers and consumers.

We must provide digital rights management solutions and other security mechanisms in our online music distribution services in order to address concerns of content providers and artists, and we cannot be certain that we can develop, license or acquire such solutions, or that content licensors or consumers will accept them. Content providers may be unwilling to continue to support portable subscription services. Consumers may be unwilling to accept the use of digital rights management technologies that limit their use of content, especially with large amounts of free content readily available. Third-party providers of digital rights management software, such as Microsoft, may be unwilling to continue to provide such software to us upon reasonable or any terms. If we are unable to acquire these solutions on reasonable or any terms, or if customers are unwilling to accept these solutions, our business and prospects could be harmed.

Our business could be harmed by a lack of availability of popular content.

Our business is affected by the release of “hit” music titles, which can create cyclical trends in sales distinctive to the music industry. It is not possible to determine the timing of these cycles or the future availability of hit titles. Hit products are important because they generate customer interest. We depend upon the music content providers to continue to produce hit products. To the extent that new hits are not available, or not available at prices attractive to consumers, our sales and margins may be adversely affected.

We may not successfully develop new products and services.

The success of the Napster service will depend on our ability to develop leading-edge media and digital distribution products and services. Our business and operating results will be harmed if we fail to develop products and services that achieve widespread market acceptance or that fail to generate significant revenues or gross profits to offset our development and operating costs. We may not timely and successfully identify, develop and market new product and service opportunities. We may not be able to add new content such as video, spoken word or other content as quickly or as efficiently as our competitors or at all. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenues or profitability. Competitive or technological developments may require us to make substantial, unanticipated investments in new products and technologies, and we may not have sufficient resources to make these investments.

Because the markets for our products and services are changing rapidly, we must develop new offerings quickly. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements. Our products also may contain undetected errors that could cause increased development costs, loss of revenues, adverse publicity, reduced market acceptance of our products or services or lawsuits by customers.

We must maintain and add to our strategic marketing relationships in order to be successful.

We depend on a number of strategic relationships with third parties to co-market our services. We often enter into co-marketing agreements with infrastructure providers, retailers and other large companies to broaden the distribution of our brand and our services. There is no guarantee that we will be able to renew existing agreements or enter into new agreements on acceptable terms, or at all. If we cannot maintain existing strategic relationships or enter into new relationships, our ability to market our services will be harmed.

In addition, because of the rapidly evolving nature of online music distribution and our short history of operations, we often enter into strategic agreements that have uncertain financial impact on our business and operations. We cannot guarantee that any of these agreements will result in the desired benefits to our business or result in significant additional revenue.

The growth of our business depends on the increased use of the Internet for communications, electronic commerce and advertising.

The growth of our business depends on the continued growth of the Internet as a medium for media consumption, communications, electronic commerce and advertising. Our business will be harmed if Internet usage does not continue to grow, particularly as a source of media information and entertainment and as a vehicle for commerce in goods and services. Our success also depends on the efforts of third parties to develop the infrastructure and complementary products and services necessary to maintain and expand the Internet as a viable commercial medium. We believe that other Internet-related issues, such as security, privacy, reliability, cost, speed, ease of use and access, quality of service and necessary increases in bandwidth availability, remain largely unresolved and may affect the amount and type of business that is conducted over the Internet, and may impact our ability to sell our products and services and ultimately impact our business results and prospects.

If broadband technologies do not become widely available or widely adopted, our online music distribution services may not achieve broad market acceptance, and our business may be harmed.

We believe that increased Internet use and especially the increased use of media over the Internet may depend on the availability of greater bandwidth or data transmission speeds (also known as broadband transmission). If broadband technologies do not become widely available or widely adopted, our online music distribution services may not achieve broad market acceptance and our business and prospects could be harmed.

More consumers are utilizing non-PC devices to access digital content, and we may not be successful in developing versions of our products and services that will gain widespread adoption by users of such devices.

In the coming years, the number of individuals who access digital content through devices other than a personal computer, such as personal digital assistants, cellular telephones, television set-top devices, game consoles and Internet appliances, is expected to increase dramatically. Manufacturers of these types of products are increasingly investing in media-related applications, but development of these devices is still in an experimental stage and business models are new and unproven. If we are unable to offer our services on these alternative non-PC devices, we may fail to capture a sufficient share of an increasingly important portion of the market for digital media services or our costs may increase significantly.

Our network is subject to security and stability risks that could harm our business and reputation and expose us to litigation or liability.

Online commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our business. Online transmissions are subject to a number of security and stability risks, including:

•	our own or licensed encryption and authentication technology, and access and security procedures, may be compromised, breached or otherwise be insufficient to ensure the security of customer information or our music content;

•	we could experience unauthorized access, computer viruses, system interference or destruction, “denial of service” attacks and other disruptive problems, whether intentional or accidental, that may inhibit or prevent access to our web sites or use of our products and services;

•	someone could circumvent our security measures and misappropriate our, our partners’ or our customers’ intellectual property or interrupt operations, or jeopardize our licensing arrangements, which are contingent on our sustaining appropriate security protections;

•	our computer systems could fail and lead to service interruptions;

•	we may be unable to scale our infrastructure with increases in customer demand; or

•	our network of facilities may be affected by a natural disaster, terrorist attack or other catastrophic events.

The occurrence of any of these or similar events could damage our business, hurt our ability to distribute products and services and collect revenue, threaten the proprietary or confidential nature of our technology, harm our reputation and expose us to litigation or liability. We may be required to expend significant capital or other resources to protect against the threat of security breaches, hacker attacks or system malfunctions or to alleviate problems caused by such breaches, attacks or failures.

We experience fluctuations in our quarterly operating results, which may cause our stock price to decline.

Our quarterly operating results may fluctuate from quarter to quarter. We cannot reliably predict future revenue and margin trends and such trends may cause us to adjust our operations. Other factors that could affect our quarterly operating results include:

•	timing of service introductions;

•	seasonal fluctuations in sales of our prepaid cards as well as other products and services;

•	potential declines in selling prices as a result of competitive pressures;

•	changes in the mix of our revenues represented by our various services;

•	adverse changes in the level of economic activity in the United States or other major economies in which we do business, or in industries, such as the music industry, on which we are particularly dependent;

•	foreign currency exchange rate fluctuations;

•	expenses related to, and the financial impact of, possible acquisitions of other businesses; and

•	expenses incurred in connection with the development of our online music distribution service.

We depend on key personnel who may not continue to work for us.

Our success substantially depends on the continued employment of certain executive officers and key employees, particularly Christopher Gorog. The loss of the services of these or other key officers, employees or third parties could harm our business. If any of these individuals were to leave our company, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and experience.

If we fail to manage expansion effectively, we may not be able to successfully manage our business, which could cause us to fail to meet our customer demand or to attract new customers, which would adversely affect our revenue.

Our ability to successfully offer our products and services and implement our business plan in a rapidly evolving market requires an effective planning and management process. We plan to continue to increase the scope of our online music distribution operations domestically and internationally. In addition, we plan to continue to hire a significant number of employees in fiscal 2006 for our online music distribution service. This anticipated growth in future operations will place a significant strain on our management resources.

In the future we plan to continue to develop and improve our financial and managerial controls, reporting systems and procedures. In addition, we plan to continue to expand, train and manage our work force worldwide.

We may need to make additional future acquisitions to remain competitive. The process of identifying, acquiring and integrating future acquisitions may constrain valuable management resources, and our failure to effectively integrate future acquisitions may result in the loss of key employees and the dilution of stockholder value and have an adverse effect on our operating results.

We have completed several acquisitions and expect to continue to pursue strategic acquisitions in the future. Completing any potential future acquisitions could cause significant diversions of management time and resources. Financing for future acquisitions may not be available on favorable terms, or at all. If we identify an appropriate acquisition candidate for any of our businesses, we may not be able to negotiate the terms of the acquisition successfully, finance the acquisition or integrate the acquired business, products, technologies or employees into our existing business and operations. Future acquisitions may not be well-received by the investment community, which may cause our stock price to fall. We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.

If we acquire businesses, new products or technologies in the future, we may be required to amortize significant amounts of identifiable intangible assets, and we may record significant amounts of goodwill that will be subject to annual testing for impairment. If we consummate one or more significant future acquisitions in which the consideration consists of stock or other securities, our existing stockholders’ ownership could be significantly diluted. If we were to proceed with one or more significant future acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash.

Acquisition-related costs can cause significant fluctuation in our net income.

Previous acquisitions have resulted in significant expenses, including amortization of purchased technology, charges for in-process research and development and amortization of acquired identifiable intangible assets, which are reflected in operating expenses. Total amortization of acquired intangible and purchased technology assets in ongoing operations was $2.1 million in the fiscal year ended March 31, 2005. Additional acquisitions and any additional impairment of the value of purchased assets could have a significant negative impact on future operating results.

A significant portion of the revenues from our Napster service is derived from international revenues. Economic, political, regulatory and other risks associated with international revenues and operations could have an adverse effect on our revenues.

Because we operate worldwide, our business is subject to risks associated with doing business internationally. International net revenues did not account for a significant percentage of our net revenues prior to the sale of our consumer software products division; however, we anticipate that revenues from international operations will represent a substantial portion of our total net revenues as we expand our Napster service abroad. Accordingly, our future revenues could decrease based on a variety of factors, including:

•	changes in foreign currency exchange rates;

•	seasonal fluctuations in sales of our prepaid cards as well as other products and services;

•	changes in a specific country’s or region’s political or economic condition, particularly in emerging markets;

•	unexpected changes in foreign laws and regulatory requirements;

•	difficulty of effective enforcement of contractual provisions in local jurisdictions;

•	trade protection measures and import or export licensing requirements;

•	potentially adverse tax consequences;

•	difficulty in managing widespread sales operations; and

•	less effective protection of intellectual property.

To grow our business, we must be able to hire and retain sufficient qualified technical, sales, marketing and administrative personnel.

Our future success depends in part on our ability to attract and retain engineering, sales, marketing, finance and customer support personnel. If we fail to retain and hire a sufficient number of these employees, we will not be able to maintain and expand our business. We cannot assure you that we will be able to hire and retain a sufficient number of qualified personnel to meet our business objectives.

We may be unable to adequately protect our proprietary rights.

Our inability to protect our proprietary rights, and the costs of failing to do so, could harm our business. Our success and ability to compete partly depend on the superiority, uniqueness or value of our technology, including both internally developed technology and technology licensed from third parties. To protect our proprietary rights, we rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. These efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology. These efforts also may not prevent the development and design by others of products or technologies similar to, competitive with or superior to those we develop. Any of these results could reduce the value of our intellectual property. We may be forced to litigate to enforce or defend our intellectual property rights and to protect our trade secrets. Any such litigation could be very costly and could distract our management from focusing on operating our business.

We may be subject to intellectual property infringement claims, such as those claimed by SightSound Technologies, which are costly to defend and could limit our ability to use certain technologies in the future.

Many of our current and potential competitors dedicate substantially greater resources to protection and enforcement of their intellectual property rights, especially patents, than we do. Many parties are actively developing streaming media and digital distribution-related technologies, e-commerce and other Web-related technologies, as well as a variety of online business methods and models. We believe that these parties will continue to take steps to protect these technologies, including, but not limited to, seeking patent protection. As a result, disputes regarding the ownership of these technologies and rights associated with streaming media, digital distribution and online businesses are likely to arise in the future and may be very costly. In addition to existing patents and intellectual property rights, we anticipate that additional third-party patents related to our products and services will be issued in the future. If a blocking patent has been issued or is issued in the future, we would need to either obtain a license or design around the patent. We may not be able to obtain such a license on acceptable terms, if at all, or design around the patent, which could harm our business. For example, on October 8, 2004, SightSound Technologies, Inc. filed a lawsuit against us and Napster, LLC in U.S. District Court for the Western District of Pennsylvania, Case No. 04-1549 alleging infringement of certain of their patents by the Napster service. If they are ultimately able to prevail at trial, we may be unable to provide certain download or subscription features of the Napster service or may be forced to pay significant and costly license royalties, all of which will harm our business.

Companies in the technology and content-related industries have frequently resorted to litigation regarding intellectual property rights. We may be forced to litigate to determine the validity and scope of other parties’ proprietary rights. Any such litigation could be very costly and could distract our management from focusing on operating our business. In addition, we believe these industries are experiencing an increased level of litigation to determine the applicability of current laws to, and impact of new technologies on, the use and distribution of content over the Internet and through new devices, especially in the music industry, and as we develop products and services that provide or enable the provision of content, in such ways, our litigation risk may increase. The existence and/or outcome of such litigation could harm our business.

From time to time we receive claims and inquiries from third parties alleging that our internally developed technology, or technology we license from third parties, may infringe the other third parties’ proprietary rights, especially patents. Third parties have also asserted and most likely will continue to assert claims against us alleging infringement of copyrights, trademark rights, or other proprietary rights, or alleging unfair competition or violations of privacy rights. We could be required to spend significant amounts of time and money to defend ourselves against such claims. If any of these claims were to prevail, we could be forced to pay damages, comply with injunctions, or stop distributing our products and services while we re-engineer them or seek licenses to necessary technology, which might not be available on reasonable terms, or at all. We could also be subject to claims for indemnification resulting from infringement claims made against our customers and strategic partners, which could increase our defense costs and potential damages. Any of these events could require us to change our business practices and could harm our business.

A decline in current levels of consumer spending could reduce our sales.

Our business is directly affected by the level of consumer spending. One of the primary factors that affect consumer spending is the general state of the local economies in which we operate. Lower levels of consumer spending in regions in which we have significant operations could have a negative impact on our business, financial condition or results of operations.

We may need additional capital, and we cannot be sure that additional financing will be available.

Although we currently anticipate that our available funds and expected cash flows from operations will be sufficient to meet our cash needs for at least the next twelve months, we may require additional financing. Our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance and condition of the capital markets at the time we seek financing. We expect to spend significant amounts of cash in connection with the recent launch of our Napster To Go service and expect to experience operating losses from the Napster service in at least the short term. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, and our stockholders may experience dilution.

Changes in stock option accounting rules may adversely impact our reported operating results prepared in accordance with generally accepted accounting principles, our stock price and our competitiveness in the employee marketplace.

Technology companies like ours have a history of using broad-based employee stock option programs to hire, provide incentives to and retain our workforce in a competitive marketplace. We have elected to apply Accounting Principles Board (“APB”) Opinion No. 25, “ Accounting for Stock Issued to Employees” (“APB 25”) to account for stock options. Accordingly we generally do not recognize any expense with respect to employee stock options as long as such options are granted at exercise prices equal to the fair value of our common stock on the date of grant.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” which revises the previously effective SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB No. 25. This statement addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in our consolidated statements of operations. The FASB originally stated a preference for a lattice model because it believed that a lattice model more fully captures the unique characteristics of employee stock options in the estimate of fair value, as compared to the Black-Scholes model which the Company currently uses for its footnote disclosure. The FASB decided to remove its explicit preference for a lattice model and not require a particular valuation methodology. The effective date of the standard for public companies is for the first annual reporting periods beginning after June 15, 2005. We are evaluating the requirements under SFAS 123(R) and expect the adoption to have a significant adverse impact on our consolidated statements of operations and net income (loss) per share.

We are subject to risks associated with governmental regulation and legal uncertainties.

Few existing laws or regulations specifically apply to the Internet, other than laws and regulations generally applicable to businesses. Certain United States export controls and import controls of other countries, including controls on the use of encryption technologies, may apply to our products. Many laws and regulations, however, are pending and may be adopted in the United States, individual states, and local jurisdictions and other countries with respect to the Internet. These laws may relate to many areas that impact our business, including content issues (such as obscenity, indecency and defamation), copyright and other intellectual property rights, digital rights management, encryption, caching of content by server products, personal privacy, taxation, e-mail, sweepstakes, promotions, network and information security and the convergence of traditional communication services with Internet communications, including the future availability of broadband transmission capability and wireless networks. These types of regulations are likely to differ between countries and other political and geographic divisions. Other countries and political organizations are likely to impose or favor more and/or different regulations than that which has been proposed in the United States, thus furthering the complexity of regulation. The United States, for example, has recently enacted an e-mail marketing law that, among other things, permits consumers to choose not to receive unsolicited e-mail from specified senders and subjects violators to certain civil penalties. As we have in the past utilized, and will likely continue in the future to utilize e-mail marketing, such laws will affect our future marketing efforts and, although we intend to comply with such laws, any inadvertent violation of such laws could subject us to penalties. In addition, state and local governments may impose regulations in addition to, inconsistent with, or stricter than federal regulations. The adoption of such laws or regulations, and uncertainties associated with their validity, interpretation, applicability and enforcement, may affect the available distribution channels for and costs associated with our products and services and may affect the growth of the Internet. Such laws or regulations may harm our business. Our products and services may also become subject to investigation and regulation of foreign data protection and e-commerce authorities, including those in the European Union. Such activities could result in additional product and distribution costs for us in order to comply with such regulations.

We do not know for certain how existing laws governing issues such as property ownership, copyright and other intellectual property issues, digital rights management, taxation, gambling, security, illegal or obscene content, retransmission of media, personal privacy and data protection apply to the Internet. The vast majority of such laws were adopted before the advent of the Internet and related technologies and do not address the unique issues associated with the Internet and related technologies. Most of the laws that relate to the Internet have not yet been interpreted. In addition to potential legislation from local, state and federal governments, labor guild agreements and other laws and regulations that impose fees, royalties or unanticipated payments regarding the distribution of media over the Internet may directly or indirectly affect our business. While we and our customers may be directly affected by such agreements, we are not a party to such agreements and have little ability to influence the degree such agreements favor or disfavor Internet distribution or our business models. Changes to or the interpretation of these laws and the entry into such industry agreements could:

•	limit the growth of the Internet;

•	create uncertainty in the marketplace that could reduce demand for our products and services;

•	increase our cost of doing business;

•	expose us to increased litigation risk, substantial defense costs and significant liabilities associated with content available on our web sites or distributed or accessed through our products or services, with our provision of products and services and with the features or performance of our products and web sites;

•	lead to increased product development costs or otherwise harm our business; or

•	decrease the rate of growth of our user base and limit our ability to effectively communicate with and market to our user base.

The Child Online Protection Act and the Child Online Privacy Protection Act impose civil and criminal penalties on persons distributing material harmful to minors (e.g., obscene material) over the Internet to persons under the age of 17, or collecting personal information from children under the age of 13. We do not knowingly distribute harmful materials to minors or collect personal information from children under the age of 13. The manner in which these Acts may be interpreted and enforced cannot be fully determined, and future legislation similar to these Acts could subject us to potential liability if we were deemed to be non-compliant with such rules and regulations, which in turn could harm our business.

There are a large number of legislative proposals before the United States Congress and various state legislatures regarding intellectual property, digital rights management, copy protection requirements, privacy, email marketing and security issues related to our business. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could materially and adversely affect our business through a decrease in user registration and revenue, and influence how and whether we can communicate with our customers.

We may be subject to market risk and legal liability in connection with the data collection capabilities of our products and services.

Many of our products are interactive Internet applications which by their very nature require communication between a client and server to operate. To provide better consumer experiences and to operate effectively, our products send information to servers. Many of the services we provide also require that a user provide certain information to us. We post an extensive privacy policy concerning the collection, use and disclosure of user data involved in interactions between our client and server products. Any failure by us to comply with our posted privacy policy and existing or new legislation regarding privacy issues could impact the market for our products and services, subject us to litigation and harm our business.

If, in the future, we conclude that our internal controls over financial reporting is not adequate, or if our auditors conclude that our evaluation of internal controls over financial reporting is not adequate, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting in their annual reports on Form 10-K. This report is required to contain an assessment by management of the effectiveness of such company’s internal controls over financial reporting. In addition, the independent registered public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. There is a risk that in the future we may identify internal control deficiencies that suggest that our controls are no longer effective. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline and make it more difficult for us to finance its operations.

The effectiveness of our disclosure and internal controls may be limited.

Our disclosure controls and procedures and internal controls over financial reporting may not prevent all errors and intentional misrepresentations. In the event that there are errors or misrepresentations in our historical financial statements or the SEC disagrees with our accounting, we may need to restate our financial statements. For example, in November 2004 we restated our financial statements in order to correct the valuation of a previously issued warrant and to adjust the purchase accounting of our former subsidiary, MGI Software, and in May 2005 we restated our financial statements to reallocate the tax benefit of certain operating losses from our discontinued operation to our continuing operations. Any system of internal controls can only provide reasonable assurance that all control objectives are met. Some of the potential risks involved could include but are not limited to management judgments, simple errors or mistakes, willful misconduct regarding controls or misinterpretation. There is no guarantee that existing controls will prevent or detect all material issues or be effective in future conditions, which could materially and adversely impact our financial results in the future.

We hold cash in foreign subsidiaries, which we intend to repatriate to the United States, and which may result in income taxes that could negatively impact our results of operations and financial position.

We are in the process of completing a corporate restructuring to close the overseas operations of certain dormant subsidiaries of our former consumer software division. We plan to repatriate our cash from these foreign subsidiaries to the United States. We are likely to incur additional income taxes from the repatriation, which could negatively affect our results of operations and financial position.

Risks Related to This Offering, Securities Markets and Ownership of Our Common Stock

We cannot assure you that our stock price will not decline.

The market price of our common stock could be subject to significant fluctuations. Among the factors that could affect our stock price are:

•	quarterly variations in our operating results;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional stockholders;

•	general market conditions; and

•	domestic and international economic factors unrelated to our performance.

The stock markets in general and the markets for technology stocks in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In particular, we cannot assure you that you will be able to resell your securities at any particular price, or at all.

Provisions in our agreements, charter documents, stockholder rights plan and Delaware law may delay or prevent acquisition of us, which could decrease the value of our stock.

Our certificate of incorporation and bylaws and Delaware law contain provisions that could make it more difficult for a third party to acquire us without the consent of our Board of Directors. These provisions include a classified Board of Directors and limitations on actions by our stockholders by written consent. In addition, our Board of Directors has the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer. Delaware law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. In addition, we have adopted a stockholder rights plan that makes it more difficult for a third party to acquire us without the approval of our Board of Directors. Although we believe these provisions provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our Board of Directors, these provisions apply even if the offer may be considered beneficial by some stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “may,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and are applicable only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.

We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus or the date of any prospectus supplement, even if subsequent events cause us to become aware of new risks or cause our expectations to change regarding the forward-looking matters discussed in this prospectus. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and any supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate that the net proceeds to us from the sale of securities offered by this prospectus will be used for general corporate purposes, working capital and capital expenditures. We may also use the proceeds to fund acquisitions of technologies or businesses or to obtain the right to use additional technologies. However, we currently have no commitments or agreements for any specific acquisitions or investments. We may also use the proceeds to purchase or redeem our outstanding securities. Pending application of the net proceeds, we intend to invest the net proceeds of the offering in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the material terms of our common stock and undesignated preferred stock as set forth in our certificate of incorporation and that govern the rights of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, our certificate of incorporation and the other documents we refer to for a more complete understanding of our capital stock.

General

As of June 30, 2005, we had 43,816,190 shares of our common stock issued and outstanding, excluding outstanding options to purchase 5,005,795 shares of common stock, and 5,174,479 additional shares reserved for issuance under our stock plans. Our certificate of incorporation provides that we may issue up to 100,000,000 shares of our common stock, $0.001 par value per share, and 10,000,000 shares of our preferred stock, $0.001 par value per share. Under the Delaware General Corporation Law, stockholders generally are not liable for the corporation’s debts or obligations.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock, par value $0.001, are entitled to received dividends out of assets legally available thereof at such time and in such amounts as the Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on all matters submitted to a vote of stockholders. Under our certificate of incorporation and bylaws, stockholders are not currently entitled to cumulate votes for directors, which means that the holders of the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock would be entitled to share ratably in the distribution of all of Napster’s assets remaining available for distribution after satisfaction of all of our liabilities and the payment of the liquidation preference of any outstanding preferred stock. There are no restrictions on alienability of the common stock. Each outstanding share of our common stock is, and, upon issuance and receipt by us of payment therefor, all shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

The Board of Directors has the authority, within the limitations and restrictions stated in our certificate of incorporation, to authorize the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of the common stock and could adversely affect the voting and other rights of the holders of common stock.

Preferred Stock Purchase Rights

On May 18, 2001, pursuant to a Preferred Stock Rights Agreement (the “Rights Agreement”) between us and Mellon Investor Services, LLC, as Rights Agent, our Board of Directors declared a dividend of one right to purchase one one-thousandth share of our Series A Participating Preferred Stock for each outstanding share of our common stock, par value $0.001 per share. The dividend was made payable on June 15, 2001, to stockholders of record as of the close of business on that date. Each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Preferred Stock at a purchase price of $77.00, subject to adjustment.

Rights Evidenced by Common Share Certificates.

The rights will not be exercisable until the distribution date (defined below). Certificates for the rights will not be sent to stockholders and the rights will attach to and trade only together with the shares of our common stock. Accordingly, common share certificates outstanding on the record date will evidence the rights related thereto, and common share certificates issued after the record date will contain a notation incorporating the Rights Agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender or transfer of any certificates for shares of our common stock, outstanding as of the record date, even without notation or a copy of the summary of rights being attached thereto, also will constitute the transfer of the rights associated with the shares of our common stock represented by such certificate.

Distribution Date

The rights will separate from the shares of our common stock, rights certificates will be issued and the rights will become exercisable upon the earlier of (a) the tenth business day (or such later date as may be determined by our Board of Directors) after a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the shares of our common stock then outstanding, or (b) the tenth business day (or such later date as may be determined by our Board of Directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the then outstanding shares of our common stock. The earlier of such dates is referred to as the “distribution date.”

Issuance of Rights Certificates; Expiration of Rights

As soon as practicable following the distribution date, a summary of the rights will be mailed to holders of record of the shares of our common stock as of the close of business on the distribution date and this summary alone will evidence the rights from and after the distribution date. All shares of our common stock issued after the distribution date will be issued with rights. The rights will expire on the earliest of (i) June 15, 2011, or (ii) redemption or exchange of the rights as described below.

Initial Exercise of the Rights

Following the distribution date, and until one of the further events described below, holders of the rights will be entitled to receive, upon exercise and the payment of the purchase price, one one-thousandth share of the Series A Preferred. In the event that we do not have sufficient shares of Series A Preferred Stock available for all rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of rights holders, we may instead substitute cash, assets or other securities for the shares of Series A Preferred Stock for which the rights would have been exercisable under this provision or as described below.

Right to Buy Shares of Our Common Stock

Unless the rights are earlier redeemed, in the event that an acquiring person obtains 15% or more of the then outstanding shares of our common stock, then each holder of a right which has not theretofore been exercised (other than rights beneficially owned by the acquiring person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of our common stock having a value equal to two times the purchase price. Rights are not exercisable following the occurrence of an event as described above until such time as the rights are no longer redeemable by us as set forth below.

Right to Buy Acquiring Company Stock

Similarly, unless the rights are earlier redeemed, in the event that, after an acquiring person obtains 15% or more of the then outstanding shares of our common stock, (i) we are acquired in a merger or other business combination transaction, or (ii) 50% or more of our consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a right which has not theretofore been exercised (other than rights beneficially owned by the acquiring person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the purchase price.

Exchange Provision

At any time after an acquiring person obtains 15% or more of the then outstanding shares of our common stock and prior to the acquisition by such acquiring person of 50% or more of the then outstanding shares of our common stock, the Board of Directors of Napster may exchange the rights (other than rights owned by the acquiring person), in whole or in part, at an exchange ratio of one share of common stock per right.

Redemption

At any time on or prior to the close of business on the earlier of (i) the fifth day following the attainment of 15% or more of the then outstanding shares of our common stock by an acquiring person (or such later date as may be determined by action of our Board of Directors and publicly announced by us), or (ii) June 15, 2011, we may redeem the rights in whole, but not in part, at a price of $0.001 per right.

Adjustments to Prevent Dilution

The purchase price payable, the number of rights, and the number of shares of Series A Preferred Stock or shares of common stock or other securities or property issuable upon exercise of the rights are subject to adjustment from time to time in connection with dilutive issuances by us as set forth in the Rights Agreement. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price.

Cash Paid Instead of Issuing Fractional Shares

No fractional shares of common stock will be issued upon exercise of a right and, in lieu thereof, an adjustment in cash will be made based on the market price of our common stock on the last trading date prior to the date of exercise.

No Stockholders’ Rights Prior to Exercise

Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of Napster (other than any rights resulting from such holder’s ownership of shares of our common stock), including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement

The terms of the rights and the Rights Agreement may be amended in any respect without the consent of the rights holders on or prior to the distribution date; thereafter, the terms of the rights and the Rights Agreement may be amended without the consent of the rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of rights holders (other than the acquiring person).

Rights and Preferences of the Series A Preferred Stock

Each one one-thousandth of a share of Series A Preferred Stock has rights and preferences substantially equivalent to those of one common share.

No Voting Rights

Rights will not have any voting rights.

The Rights Agreement, specifying the terms of the rights, and the Certificate of Designation for the Series A Preferred Stock are attached as exhibits to our Form 8-A filed with the Securities and Exchange Commission on June 5, 2001 and are incorporated herein by reference. The foregoing descriptions of the rights and of the Series A Preferred Stock are qualified in their entirety by reference to those respective exhibits.

Anti-Takeover Provisions

Rights Agreement

The preferred share purchase rights discussed above have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our Board of Directors, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the Board of Directors because the rights may be redeemed by us at the redemption price prior to the occurrence of a distribution date.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits any Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to that date the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction began; or

•	on or following that date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Charter and Bylaw Provisions

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring or impeding hostile takeovers or changes of control or management. These provisions include the following:

•	our Board of Directors is classified into three classes of directors as nearly equal in size as possible with staggered three year terms;

•	our charter authorizes our board to issue up to 10,000,000 shares of preferred stock, and to determine the rights, preferences and privileges of these shares, without stockholder approval;

•	all stockholder action must be effected at a duly called meeting of stockholders and not by written consent;

•	except under limited circumstances, special meetings of the stockholders may be called only by the chairman of the board, the chief executive officer, the Board of Directors or by the holders of shares entitled to cast not less than 50% of the votes at the meeting; and

•	the elimination of cumulative voting.

Such provisions may have the effect of delaying or preventing a change of control.

Our certificate of incorporation and bylaws provide that we will indemnify officers and directors against losses that they incur in investigations and legal proceedings resulting from their services to Napster, which may include service in connection with takeover defense measures. Such provisions may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Mellon Investor Services, LLC. Its phone number is (415) 743-1422.

Listing

Our common stock is listed on the Nasdaq National Market under the trading symbol “NAPS.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of our preferred stock rather than full shares of our preferred stock, and, in that event, we will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of our preferred stock.

The shares of any series of our preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of our preferred stock underlying the depositary shares, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of our preferred stock underlying the depositary share.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary. The terms of any deposit agreement may differ from the terms we describe below. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

Withdrawal of Underlying Preferred Stock

Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of our preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of our preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

If our preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting

Upon receipt of notice of any meeting at which holders of our preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of our preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion of our preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

Reports

The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under a senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under a subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. The terms of any indenture that we enter into may differ from the terms we describe below. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

o	redeem capital stock;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders and affiliates;

o	issue or sell stock of our subsidiaries; or

o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provision for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale;”

•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not harm the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our common stock, preferred stock, depositary shares and/or debt securities in one or more series. We may issue warrants independently or together with our common stock, preferred stock, depositary shares and/or debt securities offered by any prospectus supplement, and the warrants may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent selected by us for the holders of the warrants. We have filed forms of the warrant agreements and the related warrant certificates for each warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of our common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for our preferred stock or depositary shares, the designation, total number and terms of the series of our preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of any series of our preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of our common stock, our preferred stock or our depositary shares;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

•	the number of shares of our common stock or our preferred stock or our depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of our common stock, preferred stock or depositary shares will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase our common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of our debt securities or number of shares of our common stock, preferred stock or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you our debt securities, common stock, preferred stock or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not harm the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without receiving payment therefor:

•	issue capital stock or other securities convertible into or exchangeable for our common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of our preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue our common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of our common stock warrants, preferred stock warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held our common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of our common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of our common stock, preferred stock or depositary shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of our common stock, preferred stock or depositary shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of our common stock warrants, preferred stock warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account the investor maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security. If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in the investor’s name, and cannot obtain non-global certificates for the investor’s interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to the investor’s own bank or broker for payments on the securities and protection of the investor’s legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge the investor’s interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents or through any combination of these methods of sale. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon terms and conditions as may be set forth in the applicable prospectus supplement. We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Each prospectus supplement, to the extent applicable will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may receive compensation from us or from purchasers of securities covered by this prospectus, for whom they may act as agents, in the form of discounts, concessions or commissions.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or secondary distribution in accordance with applicable Nasdaq National Market or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and (f) sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers. Broker-dealers may also receive from purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our common stock, which is listed on the Nasdaq National Market. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by O’Melveny & Myers LLP, Menlo Park, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC’s Internet web site at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Our common stock is quoted on the Nasdaq National Market under the symbol “NAPS” and our SEC filings can also be read at: The National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

You may also obtain information about Napster, Inc. at our Internet web site at www.napster.com. However, the information on our web site does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents that we file with the Securities and Exchange Commission, which means that such documents are considered part of this prospectus and that we can disclose important information to you by referring to those documents. Information that we file in the future with the Securities and Exchange Commission will automatically update and supersede earlier information in or incorporated by reference in this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus.

We incorporate herein by reference the documents listed below and any other information we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 13 or 15(d) of the Exchange Act, including any filings after the date of this prospectus until the offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, filed on June 13, 2005 (including the portions of our Proxy Statement on Schedule 14A filed on July 29, 2005 that are incorporated by reference thereto);

•	Our Current Reports on Forms 8-K, filed with the Commission on May 11, 2005 (only with respect to Item 4.02 included therein) and June 6, 2005 and on Form 8-K/A, filed with the Commission on May 12, 2005 (amending the Company’s Current Report on Form 8-K, filed with the Commission on March 8, 2005);

•	The description of our common stock contained in Exhibit 99.1 to our Registration Statement on Form 10 filed April 9, 2001, and any other amendment or report filed for the purpose of updating such description; and

•	The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the Commission on June 5, 2001, and any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus additional information that we may subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

All information incorporated by reference is part of this registration statement, unless and until that information is updated and superseded by the information contained in this registration statement or any information later incorporated. All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus.

We are subject to the information and reporting requirements of the Exchange Act, and file periodic reports, proxy statements and we make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

You may not have some of the documents incorporated by reference, but you can obtain any of them through the Securities and Exchange Commission as described above or from us at no cost by directing a written or oral request to us at Investor Relations c/o Napster, Inc., 9044 Melrose Ave, Los Angeles, California 90069; (310) 281-500, or at our web site at www.napster.com. Except for the documents described above, information on our web site is not otherwise incorporated by reference into this prospectus.

You should rely only on the information in this prospectus or incorporated by reference into this prospectus. No one has been authorized to provide you with different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front page. We are not making any offer to sell (or soliciting any offer to buy) any securities, or soliciting any proxy, in any state where it is unlawful to do so.

$200,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

PROSPECTUS

August     , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the fees and expenses payable by the Registrant in connection with the registration of our securities offered hereby. All of such fees and expenses, except for the Registration Fee, are estimated:

Registration Fee—Securities and Exchange Commission	$23,540
NASD Fee	20,500
Accounting Fees and Expenses	75,000
Legal Fees and Expenses	75,000
Printing Fees and Expenses	30,000
Trustee and Transfer Agent Fees	5,000
Miscellaneous	10,960

Total	$240,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Sections 102(b)(7) and 145 of the Delaware General Corporation Law, the registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws include provisions eliminating or limiting the personal liability of the members of the registrant’s Board of Directors to the registrant and its stockholders for monetary damages for breach of their fiduciary duties as a director. This does not apply for any breach of a director’s duty of loyalty to the registrant or its stockholders for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, for paying an unlawful dividend or approving an illegal stock repurchase, or for any transaction from which a director derived an improper personal benefit.

The registrant’s Amended and Restated Bylaws also provide that the registrant has the power to indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the registrant) arising by reason of the fact that such person is or was an agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding. The registrant’s power to indemnify applies only if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action by or in the right of the registrant, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless, and only to the extent that, the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. To the extent a director or officer of the registrant has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Pursuant to the authority provided by the registrant’s Amended and Restated Bylaws, the registrant has entered into indemnity agreements with each of its directors and officers, indemnifying them against certain potential liabilities that may arise as a result of their service to the registrant, and providing for certain other protections. The registrant also maintains a directors’ and officers’ liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of the registrant for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of the registrant.

The registrant maintains directors’ and officers’ liability insurance coverage for its directors and officers providing coverage for damages, judgments, settlements, defense costs, charges and expenses incurred by reason of any actual or alleged breach of duty, error, misstatement, misleading statement or omission done or made in their capacities as directors and/or officers of the registrant.

The foregoing summaries are necessarily subject to the complete text of the Delaware General Corporation Law, the registrant’s charter documents, the indemnity agreements entered into between the registrant and each of its directors and officers and the registrant’s directors and officers liability insurance policy and are qualified in the entirety by reference thereto.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Form of Common Stock certificate of the Registrant (1)

4.2	Registration Rights Agreement dated May 17, 2001 between the Registrant and Virgin Holdings, Inc. (2)

4.3	Preferred Stock Rights Agreement, dated as of May 18, 2001, between Registrant and Mellon Investor Services, LLC, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively (3)

4.4	Form of Purchase Agreement dated as of June 18, 2003 by and between the Registrant and certain Purchasers set forth on the signature page thereto (4)

4.5	Amended and Restated LLC Operating Agreement of Napster, LLC dated May 19, 2003 by and between Registrant, UMG Duet Holdings, Inc. and SMEI Duet Holdings, Inc. (5)

4.6	Form of Purchase Agreement dated as of January 13, 2004 by and between Napster and certain Purchasers set forth on the signature page thereto (6)

4.7	Registration Rights Agreement dated June 17, 2004 between the Registrant and Best Buy Enterprise Services Inc. (7)

4.8	Form of Purchase Agreement dated as of January 20, 2005 by and between Registrant and certain Investors (8)

4.9**	Form of Senior Indenture.

4.10**	Form of Subordinated Indenture.

4.11*	Form of Senior Debt Security.

4.12*	Form of Subordinated Debt Security.

4.13*	Form of Preferred Stock Certificate.

4.14*	Form of Certificate of Designations.

4.15**	Form of Deposit Agreement.

4.16**	Form of Depositary Receipt (included in Exhibit 4.15).

4.17**	Form of Common Stock Warrant Agreement.

4.18**	Form of Common Stock Warrant Certificate (included in Exhibit 4.17).

Exhibit Number	Description

4.19**	Form of Preferred Stock Warrant Agreement.

4.20**	Form of Preferred Stock Warrant Certificate (included in Exhibit 4.19).

4.21**	Form of Depositary Shares Warrant Agreement.

4.22**	Form of Depositary Shares Warrant Certificate (included in Exhibit 4.21).

4.23**	Form of Debt Securities Warrant Agreement.

4.24**	Form of Debt Securities Warrant Certificate (included in Exhibit 4.23).

5.1**	Opinion of O’Melveny & Myers LLP.

12.1**	Computation of Ratio of Earnings to (a) Fixed Charges and (b) Combined Fixed Charges and Preference Dividends.

23.1**	Consent of O’Melveny & Myers LLP (included as part of Exhibit 5.1 hereto)

23.2**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page hereto)

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Filed herewith.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 23, 2004.

(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 29, 2001.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on June 5, 2001.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 20, 2003.

(5)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 30, 2003.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 13, 2004.

(7)	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 (No. 333-117520) as filed with the Securities and Exchange Commission on July 20, 2004.

(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 21, 2005.

(b) FINANCIAL STATEMENT SCHEDULES

None.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in this form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Table” in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Commission by the registrant under Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Napster, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 2nd day of August, 2005.

NAPSTER, INC. (registrant)

By:	/S/ WM. CHRISTOPHER GOROG
Wm. Christopher Gorog Chief Executive Officer

Each person whose signature appears below constitutes and appoints Wm. Christopher Gorog and Nand Gangwani, and each of them, acting individually and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WM. CHRISTOPHER GOROG Wm. Christopher Gorog	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 2, 2005

/S/ NAND GANGWANI Nand Gangwani	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 2, 2005

/S/ VERNON E. ALTMAN Vernon E. Altman	Director	August 2, 2005

/S/ RICHARD J. BOYKO Richard J. Boyko	Director	August 2, 2005

/S/ PHILIP J. HOLTHOUSE Philip J. Holthouse	Director	August 2, 2005

/S/ JOSEPH C. KACZOROWSKI Joseph C. Kaczorowski	Director	August 2, 2005

/S/ BRIAN C. MULLIGAN Brian C. Mulligan	Director	August 2, 2005

/S/ ROBERT RODIN Robert Rodin	Director	August 2, 2005

EXHIBIT INDEX

Item 16. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
4.1	Form of Common Stock certificate of the Registrant (1)
4.2	Registration Rights Agreement dated May 17, 2001 between the Registrant and Virgin Holdings, Inc. (2)
4.3	Preferred Stock Rights Agreement, dated as of May 18, 2001, between Registrant and Mellon Investor Services, LLC, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively (3)
4.4	Form of Purchase Agreement dated as of June 18, 2003 by and between the Registrant and certain Purchasers set forth on the signature page thereto (4)
4.5	Amended and Restated LLC Operating Agreement of Napster, LLC dated May 19, 2003 by and between Registrant, UMG Duet Holdings, Inc. and SMEI Duet Holdings, Inc. (5)
4.6	Form of Purchase Agreement dated as of January 13, 2004 by and between Napster and certain Purchasers set forth on the signature page thereto (6)
4.7	Registration Rights Agreement dated June 17, 2004 between the Registrant and Best Buy Enterprise Services Inc. (7)
4.8	Form of Purchase Agreement dated as of January 20, 2005 by and between Registrant and certain Investors (8)
4.9**	Form of Senior Indenture.
4.10**	Form of Subordinated Indenture.
4.11*	Form of Senior Debt Security.
4.12*	Form of Subordinated Debt Security.
4.13*	Form of Preferred Stock Certificate.
4.14*	Form of Certificate of Designations.
4.15**	Form of Deposit Agreement.
4.16**	Form of Depositary Receipt (included in Exhibit 4.15).
4.17**	Form of Common Stock Warrant Agreement.
4.18**	Form of Common Stock Warrant Certificate (included in Exhibit 4.17).
4.19**	Form of Preferred Stock Warrant Agreement.
4.20**	Form of Preferred Stock Warrant Certificate (included in Exhibit 4.19).
4.21**	Form of Depositary Shares Warrant Agreement.
4.22**	Form of Depositary Shares Warrant Certificate (included in Exhibit 4.21).
4.23**	Form of Debt Securities Warrant Agreement.
4.24**	Form of Debt Securities Warrant Certificate (included in Exhibit 4.23).
5.1**	Opinion of O’Melveny & Myers LLP.
12.1**	Computation of Ratio of Earnings to (a) Fixed Charges and (b) Combined Fixed Charges and Preference Dividends.
23.1**	Consent of O’Melveny & Myers LLP (included as part of Exhibit 5.1 hereto)
23.2**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page hereto)

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Filed herewith.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 23, 2004.

(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 29, 2001.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on June 5, 2001.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 20, 2003.

(5)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 30, 2003.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 13, 2004.

(7)	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 (No. 333-117520) as filed with the Securities and Exchange Commission on July 20, 2004.

(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 21, 2005.